UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2013
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Kemper Corporation (the “Company”) was held on Wednesday, May 1, 2013 in Chicago, Illinois to vote on two proposals, for which the final voting results were as follows:

Proposal 1:    Election of Directors.

Shareholders elected each of the nine nominees for director:

Nominees	For	Against	Abstain	Broker Non-Votes
James E. Annable	43,777,651	1,162,680	28,894	6,566,380
Douglas G. Geoga	43,704,939	1,180,641	83,645	6,566,380
Julie M. Howard	43,381,384	1,502,851	84,990	6,566,380
Robert J. Joyce	44,598,743	286,643	83,839	6,566,380
Wayne Kauth	43,719,016	1,166,519	83,690	6,566,380
Christopher B. Sarofim	42,950,446	1,987,135	31,644	6,566,380
Donald G. Southwell	43,795,268	1,140,386	33,571	6,566,380
David P. Storch	43,363,308	1,521,341	84,576	6,566,380
Richard C. Vie	42,837,739	2,092,862	38,624	6,566,380

Proposal 2:	Advisory vote on ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2013.

Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2013:

For	Against	Abstain	Broker Non-Votes
51,224,116	188,797	122,692	- 0 -

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	May 2, 2013	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer